UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

AVERIN CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43135	98-1891461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 W 40th Street, Office 205

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (339) 234-9160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-sixth of one redeemable warrant	ACAAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ACAA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ACAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On May 28, 2026, the board of directors (the “Board”) of Averin Capital Acquisition Corp. (the “Company”) appointed Akiko Moni Miyashita as a member of the Board, effective immediately. Ms. Miyashita will serve as a member of the first class of directors, which term will expire at the Company’s first annual general meeting.

Akiko Moni Miyashita, age 70, is the Founder of Beacon Hill Strategy Group, a position she has held since October 2024, where she advises chief executive officers and boards of directors on growth strategy, mergers and acquisitions, and AI-enabled transformation. She previously served on the board of directors of Halozyme Therapeutics, Inc., a publicly traded biotechnology company, from May 2022 to May 2026. Ms. Miyashita has over 25 years of experience across strategy, finance and corporate development, with expertise in healthcare and life sciences, technology and global markets. Ms. Miyashita previously served as Executive Vice President and Chief Strategy Officer of Valo Health, LLC an AI-native drug discovery and development company, from May 2019 to September 2024, where she led corporate strategy, including business model development, strategic planning, capital allocation and strategic transactions. Prior to Valo Health, LLC, Ms. Miyashita served as a Senior Advisor at McKinsey & Company, Inc. from October 2011 to September 2015 and as a Partner at Innosight LLC from August 2015 to August 2019, where she advised chief executive officers and executive teams on strategy, growth and mergers and acquisitions. From July 2003 through October 2011, Ms. Miyashita served as Vice President of Corporate Development at IBM where she led mergers and acquisitions from strategy through integration, as well as strategic partnerships and venture investments across global markets.

No family relationships exist between Ms. Miyashita and any other directors or executive officers of the Company. Ms. Miyashita is not a party to any arrangements with any other person pursuant to which she was nominated as a director. There are no transactions to which the Company is or was a participant and in which Ms. Miyashita has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Miyashita signed a joinder to that certain Letter Agreement dated as of February 18, 2026 by and among the Company, its officers, its directors and Averin Capital Acquisition Sponsor LLC, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of the Company they hold in favor of an initial business combination and also signed a joinder to that certain Registration Rights Agreement dated as of February 18, 2026, by and among the Company and certain security holders, pursuant to which, among other things, Ms. Miyashita will be entitled to certain registration rights with respect to any ordinary shares of the Company that she owns. Ms. Miyashita also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERIN CAPITAL ACQUISITION CORP.

Date: May 29, 2026	By:	/s/ David Berry
		Name:	David Berry
		Title:	Chief Executive Officer

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